THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

5990 Gleason Drive, Dublin, CA		94568
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Status of Interim Chief Financial Officer

As previously reported, on February 22, 2018, the Board of Directors of Giga-tronics Incorporated (the “Company”) appointed Lutz T. Henckels as its Executive Vice President and interim Chief Financial Officer. On March 21, 2019, the Company’s Board of Directors appointed Dr. Henckels as its Chief Financial Officer and Principal Financial Officer, removing his interim title.

The Company did not enter into, change or modify any exiting compensatory arrangement with Dr. Henckels in connection with this change in his title and status and he remains and at-will employee. His current annual base salary is $200,000.

Dr. Henckels, age 78, has served as a member of the Company’s Board since 2011 and will continue to serve on the Company’s Board. Dr. Henckels is a Managing Member of Alara Capital AVI II (formerly the Company’s largest shareholder) and has over 20 years’ experience serving as Chief Executive Officer of the private and public technology companies HiQ Solar, SyntheSys Research (acquired by Tektronix/Danaher), LeCroy Corporation (LCRY), and HHB Systems (HHBX). Dr. Henckels is the recipient of the first John Fluke Sr. Memorial Award, along with David Packard, Joe Keithley, and Alex D’Arbeloff. The John Fluke Sr. Memorial Award was established in 1986 to honor executives who have led their companies with innovative engineering or business management. Dr. Henckels holds a Bachelor of Science and Master of Science in Electrical Engineering and PhD in Computer Science from the Massachusetts Institute of Technology. He graduated Eta Kappa Nu and Tau Beta Pi, and is also a graduate of the OMP program of Harvard Business School. Dr. Henckels has also been a director of multiple publicly traded companies, including Ikos, Inframetrics, and LeCroy.

Severance Agreements

On March 21, 2019, the Company entered into Severance Agreements with Traci Mitchell, its Corporate Controller and Principal Accounting Officer and Armand Pantalone, its Chief Technology Officer. Each Severance Agreement provides that the officer would receive six months of his or her then-current salary if terminated without Cause at any time or if he or she resigns for Good Reason in connection with a Change in Control of the Company, as those terms are defined in the respective Severance Agreements, copies of which are filed as an exhibits to this report.

Item 9.01   Financial Statements and Exhibits.

Reference is made to the exhibits listed in the Exhibit Index included with this Form 8-K.

Exhibit Index

Exhibit Number	Description

10.1	Severance Agreement between the Company and Traci Mitchell dated March 21, 2019

10.2	Severance Agreement between the Company and Armand Pantalone dated March 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2019	GIGA-TRONICS INCORPORATED

By: /s/ Traci Mitchell Traci Mitchell, Corporate Controller and Principal Accounting Officer

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